As filed with the Securities and Exchange Commission on January 13, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ICOP DIGITAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Colorado	84-1493152
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

16801 W. 116th Street

Lenexa, KS 66219

(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

2005 Employee Stock Purchase Plan

(Full Title of Plan)

David C. Owen, President

ICOP Digital, Inc.

16801 W. 116th Street

Lenexa, KS 66219

(913) 338-5550

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Mark A. von Bergen, Esq.

Holland & Knight LLP

2300 U.S. Bancorp Tower

111 S.W. Fifth Avenue

Portland, Oregon 97204

(503) 243-2300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2) (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
common stock, no par value	200,000	$7.10	$1,420,000	$151.94

(1)	Represents shares of common stock reserved for issuance upon exercise of options that may be granted under the 2005 Employee Stock Purchase Plan, as amended, plus such additional number of shares of the Registrant’s common stock as may be issuable pursuant to stock split, stock dividend or the like. Pursuant to Instruction F of Form S-8 and Rule 416(c), this registration statement is deemed to register an indeterminate amount of interests in the 2005 Employee Stock Purchase Plan, as amended, that are separate securities and required to be registered under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 457(c) and 457 (h), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Registrant’s common stock as listed on the Nasdaq Capital Market on January 10, 2006.
(3)	Estimated solely for the purpose of calculating the registration fee.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

All references to the “Company,” “Registrant,” “us,” “we” or “our” refer to ICOP Digital, Inc., unless the context otherwise indicates.

Item 3. Incorporation of Documents by Reference

The following documents filed by us with the Securities and Exchange Commission (the “SEC”) are incorporated herein by reference as of their respective dates of filing and shall be deemed to be a part hereof:

•	The Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2004 and the amendments thereto, filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	All other reports filed by us pursuant to Section 13(a) or 15(d) since the end of the fiscal year covered by the Annual Report referred to above;

•	The Registrant’s prospectus filed pursuant to Rule 424(b) on July 12, 2005;

•	The description of the Registrant’s common stock contained in a Form 8-A filed on July 6, 2005;

•	All other descriptions of the Registrant’s common stock contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•	All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference and a part of this prospectus from the date such documents are filed.

Any statement in a document incorporated or deemed incorporated by reference is modified or superseded to the extent that a statement in this prospectus, or in any subsequently filed document which is or is deemed to be incorporated by reference, modifies or supersedes it. Any statement so modified or superseded is not, except as so modified or superseded, to constitute a part of this prospectus.

Item 6. Indemnification of Directors and Officers

    The bylaws of the Company provide that, in the event a director, officer or employee is made a party or threatened to be made a party by reason of his service as a director, officer or employee of the Company (or by reason of his service as a director, officer, employee or agent of another entity at the request of the Company), then the Company shall indemnify that individual against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and, in the case of conduct in his official capacity, in a manner he reasonably believed to be in the best interests of the Company or, in all other cases, in a manner that was at least not opposed to the Company’s best interests. Notwithstanding the

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foregoing, no indemnification shall be made if the person is adjudged to be liable to the Company, or if he is adjudged liable on the basis that he derived an improper personal benefit. Under certain circumstances, the Company may pay expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding in advance to the final disposition of the matter. Furthermore, the Company’s Articles of Incorporation, as amended, provide for indemnification of our directors, officers, agents, fiduciaries and employees against any claim, liability or expense arising against or incurred by such person because he is or was a director, officer, fiduciary, or employee of the Company (or because he served as a director, officer, employee, partner, trustee or agent of another entity at the request of the Company) to the maximum extent permitted under Colorado law. Colorado law generally permits a corporation to provide indemnification if the individual: (i) the person acted in good faith; and (ii) the person reasonably believed that, in the case of conduct in an official capacity, such conduct was in the corporation’s best interests and, in all other cases, that such conduct was at least not opposed to the corporation’s best interests. In a criminal proceeding, the person must have had no reasonable cause to believe the person’s conduct was unlawful.

Item 8. Exhibits

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this registration statement.

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lenexa, and State of Kansas, on January 13, 2006.

ICOP Digital, Inc.

By:	/s/ David C. Owen
David C. Owen, President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of ICOP Digital, Inc., do hereby constitute and appoint David C. Owen and John C. Garrison or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Charles A. Ross, Sr. Charles A. Ross, Sr.	Director	January 13, 2006

/s/ David C. Owen David C. Owen	Director (Principal Executive Officer)	January 13, 2006

/s/ Roger L. Mason Roger L. Mason	Director	January 13, 2006

/s/ John C. Garrison John C. Garrison	Chief Financial Officer (Principal Accounting and Financial Officer)	January 13, 2006

/s/ L. Derrick Ashcroft L. Derrick Ashcroft	Director	January 13, 2006

/s/ Noel Koch Noel Koch	Director	January 13, 2006

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Articles of Incorporation (incorporated by reference to Exhibit 2.1 of the Registration Statement on Form 10 filed with the Commission on September 13, 1999).

4.2	First Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Form 8-K filed August 16, 2001).

4.3	Second Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Form 8-K filed August 26, 2002).

4.4	Third Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.4 of the Form SB-2 registration statement filed April 4, 2005).

4.5	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 99.2 of the Form 8-K current report filed July 1, 2005).

4.6	2005 Employee Stock Purchase Plan

5.1	Opinion of Holland & Knight LLP.

23.1	Consent of Cordovano and Honeck LLP.

23.2	Consent of Holland & Knight LLP (included in Exhibit 5.1).

24.1	Power of Attorney (reference is made to the signature page of the initial filing of this Registration Statement).